SECOND SUPPLEMENTAL SUBORDINATED INDENTURE



         SECOND SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of December 29, 1999 (the "Second Supplemental Subordinated Indenture") among ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation (the "Company"), having its principal place of business at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and each of the guarantors signatory hereto (the "Guarantors") and U.S. Bank Trust National Association, as trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Company, Allied Waste Industries, Inc., the sole stockholder of the Company ("Allied"), and the subsidiary guarantors party thereto and the Trustee executed and delivered a Subordinated Indenture, dated as of July 30, 1999 (the "Base Indenture"), to provide for the issuance by the Company from time to time of debt securities evidencing its unsecured indebtedness (the "Securities");

         WHEREAS, pursuant to resolutions adopted by the Board of Directors of the Company, the Company issued $2,000,000,000 aggregate principal amount of its 10% Senior Subordinated Notes Due 2009 (the "Notes") pursuant to a Supplemental Indenture, dated as of July 30, 1999 (the "Supplemental Indenture") (the Base Indenture and the Supplemental Indenture are collectively herein referred to as the "Indenture");

         WHEREAS, the Company, the guarantors party thereto and the Trustee executed and delivered the Supplemental Indenture establishing the terms of the Notes in accordance with Section 3.1 of the Base Indenture and establishing the form of the Notes in accordance with Section 2.1 of the Base Indenture;

         WHEREAS, subsequent to the issuance of the Notes, the Company has acquired certain other "Restricted Subsidiaries" (as defined in the Indenture) identified on Schedule A hereto (the "Subsidiary Guarantors"), which are required to guarantee the Company's obligations under the Securities and the Indenture in accordance with the terms of the Securities and the Indenture; and

         WHEREAS, pursuant to resolutions adopted by the Board of Directors, partners or members, as the case may be, of each of the Subsidiary Guarantors, each of the Subsidiary Guarantors has duly authorized the guarantee of the Company's obligations under the Indenture and the Securities;

         NOW THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 101.      Definitions.
                           -----------

         All capitalized terms used herein without definition shall have the meanings specified in the Base Indenture or the Supplemental Indenture, as applicable.

         SECTION 102.      Provisions of General Application.
                           ---------------------------------

         All rules of construction and other provisions of general application set forth in Article One of the Base Indenture are hereby incorporated herein by reference.

         SECTION 103.      Effectiveness.
                           -------------

         This Second Supplemental Subordinated Indenture shall become effective upon the date hereof.


                                   ARTICLE TWO
                                    GUARANTEE

         SECTION 201.      Senior Subordinated Guarantee.
                           -----------------------------

         Each of Allied and the Subsidiary Guarantors hereby jointly and severally unconditionally guarantees on a senior subordinated basis for the benefit of each Holder of a Security that has been authenticated and delivered by the Trustee, and for benefit of the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at its Stated Maturity or following acceleration, call for redemption, purchase or otherwise, in each case in accordance with the terms and conditions of such Security, this Second Supplemental Subordinated Indenture and the Indenture. Each of the Subsidiary Guarantors shall be from the effective date of this Second Supplemental Subordinated Indenture a "Subsidiary Guarantor" within the meaning and for all purposes of the Base Indenture. In addition, Allied hereby guarantees to the extent set forth in the Subordinated Guarantee endorsed upon each Security for the benefit of the Holder thereof, the obligations of each Subsidiary Guarantor thereunder.


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                                  ARTICLE THREE
              PARTICULAR REPRESENTATIONS, WARRANTIES AND COVENANTS
                        OF THE COMPANY AND THE GUARANTORS

         SECTION 301.      Authority of the Company.
                           ------------------------

         The Company represents and warrants that it is duly authorized under the laws of the State of Delaware and all other applicable laws to execute, deliver and perform this Second Supplemental Subordinated Indenture, and all corporate action on its part required for the execution, delivery and performance of this Second Supplemental Subordinated Indenture by the Company has been duly and effectively taken.

         SECTION 302.      Authority of the Guarantors.
                           ---------------------------

         Each Guarantor represents and warrants that it is duly authorized under the laws of the jurisdiction of its incorporation/organization and all other applicable laws to execute, deliver and perform this Second Supplemental Subordinated Indenture, and all corporate or other action on its part required for the execution, delivery and performance of this Second Supplemental Subordinated Indenture by such Guarantor has been duly and effectively taken.

         SECTION 303.      Truth of Recitals and Statements of the Company.
                           -----------------------------------------------

         The Company represents and warrants that the recitals of fact and statements contained in this Second Supplemental Subordinated Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by the Company in connection herewith will be true and correct in all material respects.

         SECTION 304.      Truth of Recitals and Statements of the Guarantors.
                           --------------------------------------------------

         Each Guarantor represents and warrants that the recitals of fact and statements contained in this Second Supplemental Subordinated Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by such Guarantor in connection herewith will be true and correct in all material respects.

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




                                  ARTICLE FOUR
                             CONCERNING THE TRUSTEE

         SECTION 401.      Acceptance of Trusts.
                           --------------------

         The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture and in this Second Supplemental Subordinated Indenture, to all of which the Company and the Guarantors agree and the Holders of Securities at any time outstanding by their acceptance thereof agree.

         SECTION 402.      No Responsibility of the Trustee for Recitals, etc.
                           ---------------------------------------------------

         The recitals and statements contained in this Second Supplemental Subordinated Indenture shall be taken as the recitals and statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Subordinated Indenture.


                                  ARTICLE FIVE
                            MISCELLANEOUS PROVISIONS

         SECTION 501.      Binding Agreement; Assignments.
                           ------------------------------

         Whenever in this Second Supplemental Subordinated Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Guarantor that are contained in this Second Supplemental Subordinated Indenture shall bind and inure to the benefit of each party hereto and their respective successors and assigns.

         SECTION 502.      Relation to Base Indenture.
                           --------------------------

         The provisions of this Second Supplemental Subordinated Indenture shall become effective immediately upon the execution and delivery hereof. This Second Supplemental Subordinated Indenture and all the terms and provisions herein contained shall form a part of the Base Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Base Indenture and each and every term and condition contained in the Base Indenture shall apply to this Second Supplemental Subordinated Indenture with the same force and effect as if the same were set forth in full in this Second Supplemental Subordinated Indenture, with such omissions, variations and


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

modifications thereof as may be appropriate to make each such term and condition consistent with this Second Supplemental Subordinated Indenture. The Base Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this Second Supplemental Subordinated Indenture and the Base Indenture and this Second Supplemental Subordinated Indenture shall be read, taken and construed together as one instrument.

         SECTION 503.      Counterparts.
                           ------------

         This Second Supplemental Subordinated Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.




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



         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Subordinated Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   ALLIED WASTE NORTH AMERICA, INC.


                                  By:  /s/ G. THOMAS ROCHFORD, JR.
                                     --------------------------------------
                                       Name:  G. Thomas Rochford, Jr.
                                       Title: Treasurer


                                   ALLIED WASTE INDUSTRIES, INC.

                                   for purposes of Article 2 and as Guarantor of the Securities and as Guarantor of the
                                   obligations of the Subsidiary Guarantors under the Subsidiary Guarantees


                                  By:  /s/ G. THOMAS ROCHFORD, JR.
                                     --------------------------------------
                                       Name:  G. Thomas Rochford, Jr.
                                       Title: Treasurer




                                  Each  of  the  Subsidiary Guarantors Listed on
                                  Schedule  A  hereto,  as  Guarantors  of   the
                                  Securities


                                  By:   /s/ G. THOMAS ROCHFORD, JR.
                                     --------------------------------------
                                       Name:  G. Thomas Rochford, Jr.
                                       Title: Treasurer


                                  U.S.  BANK  TRUST  NATIONAL  ASSOCIATION,   as
                                  Trustee


                                  By:   /s/ RICHARD H. PROKOSCH
                                     --------------------------------------
                                       Name: Richard H. Prokosch
                                       Title: Assistant Vice President




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                                   SCHEDULE A

Name of Subsidiary Guarantor                           State of Organization
----------------------------                           ---------------------
Allied Waste Sycamore Landfill, LLC                    Delaware
BFI Ref-Fuel, Inc.                                     Delaware
Blue Ridge Landfill General Partnership                Kentucky
Brundidge Landfill, LLC                                Delaware
Chilton Landfill, LLC                                  Delaware
Cocopah Landfill, Inc.                                 Delaware
Copper Mountain Landfill, Inc.                         Delaware
Courtney Ridge Landfill, LLC                           Delaware
Defeo Enterprises, Inc.                                Connecticut
Draw Enterprises Real Estate, L.P.                     Illinois
F.P. McNamara Rubbish Removal, Inc.                    Massachusetts
Forest View Landfill, LLC                              Delaware
Giordano Recycling Corp.                               New Jersey
Green Valley Landfill General Partnership              Kentucky
Houston Towers TX, LP                                  Delaware
Imperial Landfill, Inc.                                California
Metro Enviro Transfer, LLC                             Delaware
Moorhead Landfill General Partnership                  Kentucky
Northwest Waste Industries, Inc.                       Washington
Piedmont Trash Services, Inc.                          Virginia
PM Recycling, Inc.                                     Connecticut
Rabanco Companies                                      Washington
Regional Disposal Company                              Washington
Recycle Seattle II                                     Washington
Royal Oaks Landfill TX, LP                             Delaware
Saline County Landfill, Inc.                           Illinois
Sangamon Valley Landfill Inc.                          Delaware
Seattle Disposal Company Inc.                          Washington
Taylor Ridge Landfill, Inc.                            Delaware
Tennessee Union County Landfill, Inc.                  Delaware
U.S. Disposal II                                       Washington
Waste Services of New York, Inc.                       New York







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